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                                                                      Exhibit 21

                                   Exhibit 21

                                  Subsidiaries
                                       of
                          World Acceptance Corporation

                                                   Jurisdiction of Incorporation
Corporate Name                                            or Organization
--------------                                            ---------------

World Finance Corporation of South Carolina, Inc.        South Carolina
World Finance Corporation of Georgia                     Georgia
World Finance Corporation of Texas                       Texas
World Acceptance Corporation of Oklahoma, Inc.           Oklahoma
World Finance Corporation of Louisiana                   Louisiana
World Acceptance Corporation of Missouri                 Missouri
World Finance Corporation of Tennessee                   Tennessee
World Acceptance Corporation of Alabama                  Alabama
WAC Insurance Company, Ltd.                              Turks & Caicos Islands
WFC Limited Partnership                                  Texas
WFC of South Carolina, Inc.                              South Carolina
World Finance Corporation of Illinois                    Illinois
World Finance Corporation of New Mexico                  New Mexico
World Finance Corporation of Kentucky                    Kentucky
WFC Services, Inc.                                       Tennessee